EXHIBIT 10.1

FOURTH AMENDMENT TO MASTER NOTE PURCHASE AGREEMENT
This FOURTH AMENDMENT TO MASTER NOTE PURCHASE AGREEMENT (this “Amendment”) is made as of June 23, 2023 (the “Fourth Amendment Effective Date”), by and among ONTRAK, INC., a Delaware corporation (the “Company”), as issuer, certain of its Subsidiaries, as Guarantors, and ACUITAS CAPITAL LLC, a Delaware limited liability company (“Purchaser”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”). Capitalized terms used in this Amendment (including the Recitals), to the extent not otherwise defined herein, shall have the same meaning as in the Note Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Company, certain of its Subsidiaries, Purchaser and the Collateral Agent are party to that certain Master Note Purchase Agreement, dated as of April 15, 2022, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, and that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022 (as amended heretofore, the “Existing Agreement” and, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which Purchaser agreed to purchase senior secured notes from the Company, upon the terms and subject to the conditions set forth therein; and
WHEREAS, subject to the terms contained herein, Purchaser is willing to amend such terms and conditions of the Existing Agreement.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, in each case, effective as of the Fourth Amendment Effective Date:
1.    New Defined Terms. The Existing Agreement is amended to include the following new defined terms:
“Fourth Amendment” means the Fourth Amendment to Master Note Purchase Agreement, made as of June 23, 2023, by and among the Company, certain of its Subsidiaries, Purchaser and the Collateral Agent.
“Fourth Amendment Effective Date” shall have the meaning given such term in the Fourth Amendment.
“Qualified Financing” means any financing transaction in which the Company issues or sells any of its equity securities for cash to one or more third party investors resulting in gross proceeds to the Company of at least $10,000,000 exclusive of any amount invested by Purchaser in such financing transaction. For the avoidance of doubt, a Qualified Financing does not include (i) issuances of securities pursuant to this Agreement, (ii) issuances of securities upon the exercise of any options or warrants outstanding as of the Fourth Amendment Effective Date, (iii) issuances of stock bonuses or grants of stock awards under any plan to issue securities as compensation to employees, officers, directors or consultants of the Company duly adopted for such purpose by the Company’s board of directors, or (iv) issuances of securities in connection with a merger, acquisition or other business combination.
2.    Amendments to the Existing Agreement.
2.1    Defined Terms.
(A)    The definition of “Final Funding Date” in the Existing Agreement is hereby deleted in its entirety and replaced with the following: “Final Funding Date” means September 1, 2023.
(B)    The definition of “Notes Maturity Date” in Section 1.1 of Appendix A to the Existing Agreement (the “Existing Appendix”) is hereby deleted in its entirety and replaced with the following: “Notes Maturity Date” means the earlier of (i) September 30, 2024 and (ii) the date that all Notes shall become due and payable in full hereunder, whether by acceleration or otherwise.
2.2    Escrow of Certain Funds. The following are added as new paragraphs to Section 2.1 of the Existing Appendix:
(c)    Notwithstanding anything to the contrary herein, the entire Remaining Amount as of June 1, 2023, which consists of the $4,000,000 and $2,000,000 referenced in Section 2.1(b) above to be invested by Purchaser in exchange for Notes on June 1, 2023 and September 1, 2023, respectively, shall, in lieu of being invested by Purchaser in exchange for Notes on such dates (and in full satisfaction of Purchaser’s obligation to purchase Notes from the Company pursuant to this Agreement), be delivered by Purchaser to the Company for deposit by the Company into a segregated account established by the Company (the proceeds so deposited, the “Escrowed Funds” and the account into which the proceeds are so deposited, the “Escrow Account”), as follows: (i) $4,000,000 shall be delivered on the Fourth Amendment Effective Date; and (ii) $2,000,000 shall be delivered on September 1, 2023; provided, however, that if a Qualified Financing is completed on or before September 1, 2023, Purchaser hereby irrevocably agrees, in lieu of delivering $2,000,000 to the Company for deposit into the Escrow Account on September 1, 2023, to invest $2,000,000 in the Qualified Financing on the same terms (for the avoidance of doubt, including warrant coverage) as all other investors in the Qualified Financing, and the Company’s obligation to sell to Purchaser, and Purchaser’s obligation to purchase from the Company, the Notes on September 1, 2023 shall be deemed discharged and terminated upon such investment; and provided further, that the obligation of Purchaser to deliver $2,000,000 to the Company for deposit into the Escrow Account on September 1, 2023 (but, for the avoidance of doubt, not the obligation of Purchaser to deliver $4,000,000 to the Company for deposit into the Escrow Account on the Fourth Amendment Effective Date) shall be subject to the conditions precedent set forth in Section 3.2(a).
(d)    Subject to Section 2.1(e), any time, and from time to time, that the Company has less than $1,000,000 of Qualified Cash, the Company may withdraw $1,000,000 of Escrowed Funds (or any lesser remaining amount of Escrowed Funds) from the Escrow Account. Each such withdrawal by the Company of Escrowed Funds shall be treated as a sale by the Company to Purchaser, and the purchase by Purchaser from the Company, of a Note with a principal amount equal to the amount withdrawn by the Company on such date and, for the avoidance of doubt, the Company shall issue a Warrant to Purchaser in connection with each such withdrawal. In the event the Company withdraws the Escrowed Funds in accordance with this Section 2.1(d), as a condition to each such withdrawal, the Company shall deliver to Purchaser a certificate executed by the Company’s Chief Financial Officer representing and warranting that the Company has less than $1,000,000 of Qualified Cash as of the date the Company withdraws such Escrowed Funds from the Escrow Account. For the avoidance of doubt, none of the conditions set forth in Section 3.2(a) or elsewhere in this Agreement (other than the conditions set forth in this Section 2.1(d)) shall apply to withdrawals by the Company of Escrowed Funds from the Escrow Account, and Purchaser shall have no right to withdraw funds from the Escrow Account.
(e)    In the event the Company completes a Qualified Financing, Purchaser hereby irrevocably directs and authorizes the Company to invest, on behalf of Purchaser, all of the Escrowed Funds (other than any accrued interest thereon) then on deposit in the Escrow Account in the Qualified Financing on the same terms as all other investors in the Qualified Financing, and the Company’s obligation to sell to Purchaser, and Purchaser’s obligation to purchase from the Company, any further Notes shall thereupon be deemed discharged with respect to the amount so invested. For the avoidance of doubt, the $2,000,000 that, but for the terms of the Fourth Amendment, would have been invested by Purchaser in exchange for Notes to be sold by the Company to Purchaser, and purchased by Purchaser from the Company, on September 1, 2023, will be either (i) if a Qualified Financing is not completed on or prior to September 1, 2023, delivered by Purchaser to the Company on September 1, 2023 for deposit in the Escrow Account pursuant to Section 2.1(c), (ii) if a Qualified Financing is completed on or prior to September 1, 2023, invested by Purchaser in such Qualified Financing pursuant to Section 2.1(c) or (iii) if a Qualified Financing is completed after September 1, 2023, invested in such Qualified Financing pursuant to this Section 2.1(e).
(f)    For the avoidance of doubt, and notwithstanding anything to the contrary herein, at all times the amount then on deposit in the Escrow Account shall count toward the calculation of Consolidated Liquidity.
(g)    Any accrued interest on the Escrowed Funds in the Escrow Account shall be the sole property of the Company and may be withdrawn by the Company at any time without notice to Purchaser.
(h)    For the avoidance of doubt, and notwithstanding anything to the contrary herein, under no circumstances will a Warrant be issued to Purchaser with respect to any funds (including any Escrowed Funds) invested in the Qualified Financing by Purchaser or on its behalf (it being understood that the foregoing shall not preclude Purchaser from receiving the same warrant coverage as the warrant coverage made available to all other investors in such Qualified Financing).
(i)    In the event the Company does not complete a Qualified Financing on or prior to October 31, 2023, on such date, the Company shall withdraw from the Escrow Account all of the Escrowed Funds (other than any accrued interest thereon) then on deposit in the Escrow Account. Such withdrawal by the Company of the Escrowed Funds shall be treated as a sale by the Company to Purchaser, and the purchase by Purchaser from the Company, of a Note with a principal amount equal to the amount withdrawn by the Company on such date and, for the avoidance of doubt, the Company shall issue a Warrant to Purchaser in connection with such withdrawal.
(j)    For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Company shall not use the Escrowed Funds (other than any accrued interest thereon) for any purpose other than as set forth in this Section 2.1.

2.3    Termination of Obligation to Pay or Reimburse Expenses. Notwithstanding anything in the Existing Agreement or in any other Note Document or in any Warrant, the Company shall have no obligation whatsoever to pay or reimburse any costs or expenses of, or incurred by, any member of the Purchaser Group, including but not limited to reasonable fees and disbursements of counsel to Purchaser, incurred on or after April 1, 2023. The foregoing shall not diminish any obligation of the Note Parties to pay the amounts required to be paid under any of clauses (b), (c), (d), (e), (f) or (g) (but, with respect to clause (g), solely with respect to costs and expenses incurred by the Collateral Agent under clause (g)) of Section 10.2 of the Existing Agreement.
3.    Qualified Financing.
3.1    Purchaser hereby irrevocably (a) consents to a Qualified Financing and (b) waives any limitation, including Section 6.19 of the Existing Agreement, on the Company’s right to effect a Qualified Financing and/or to issue any shares of its Capital Stock in connection therewith.
3.2    In connection with a Qualified Financing, Purchaser, on behalf of itself and its affiliates, hereby irrevocably agrees to execute and deliver to the Company (a) a “lock-up agreement” in substantially the same form that is executed and delivered by the Company’s executive officers and directors; provided, that the “lock-up” period shall not exceed 180 days; and (b) all transaction documents to executed and delivered by investors in the Qualified Financing; provided, that such documents are the same documents to be executed and delivered by the other investors in the Qualified Financing.
4.    Security. Each Note Party expressly acknowledges and agrees that all collateral, security interests, liens, pledges and mortgages granted to the Collateral Agent for the benefit of the Secured Parties in connection with the Existing Agreement, this Amendment, or hereafter granted to the Collateral Agent for the benefit of the Secured Parties, and all other supplements to the Existing Agreement or any other Note Document, extend to and cover all of the Obligations of the Note Parties to Purchasers, now existing or hereafter arising including, without limitation, those arising in connection with the Note Purchase Agreement, as amended by this Amendment, upon the terms set forth in such agreements, and all of such security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved. Each Note Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Note Purchase Agreement, as amended hereby, and the other Note Documents, effective as of the date hereof, including, without limitation, the grant of security interests and liens by the Company and the other Note Parties under the Collateral Documents and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The validity and enforceability of any appointment of the Collateral Agent as proxy or attorney-in-fact under any Collateral Document is ratified and reaffirmed as of the date hereof, which appointment remains IRREVOCABLE and coupled with an interest until the Payment in Full of all Secured Obligations, for the purpose of carrying out the provisions of the Collateral Documents, in accordance with the terms of, and to the extent provided in, such Collateral Documents.
5.    Representations and Warranties. Each Note Party represents and warrants to Purchaser and the Collateral Agent as follows:
5.1    it has all necessary power and authority to execute and deliver this Amendment and the documents contemplated hereby, and perform its obligations hereunder and thereunder;
5.2    this Amendment, the documents contemplated hereby and the Existing Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Note Party and are enforceable against such Note Party in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in an proceeding in equity or at law) and/or principles of good faith and fair dealing;
5.3    the execution, delivery or performance by such Note Party of this Amendment or any document contemplated herein are within its powers, have been duly authorized by all necessary action pursuant to its organizational documents (but not pursuant to the Listing Rules), require no further action by or in respect of, or filing with, any governmental authority (other than as contemplated by Section 15 of the Second Amendment) and do not violate, conflict with or cause a breach or a default under (x) any law or any of the organizational documents of such Note Party or (y) any agreement or instrument binding upon it, except for such violations, conflicts breaches or defaults as could not, with respect to this clause (y), reasonably be expected to have a Material Adverse Effect;
5.4    both immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing as of the date hereof;
5.5    as of the date hereof, and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of the Note Parties contained in the Existing Agreement and any Note Document are true and correct in all material respects (provided that if such representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty are true and correct in all respects) on and as of the date hereof, in each case except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects (subject to the foregoing parenthetical with respect to materiality) as of such earlier date;
5.6    such Note Party shall not be a party to any agreement or other arrangement that prohibits the grant, creation, assumption or perfection of any Lien upon such Note Party’s properties or assets, whether now owned or hereafter acquired, to secure the Obligations; and
5.7    since December 31, 2021, there has been no Material Adverse Effect.
6.    Reference to, and Effect on, Note Purchase Agreement and the Note Documents.
6.1    Ratification of Note Purchase Agreement and the Note Documents. Except as specifically amended above or in connection with this Amendment (as applicable), the Existing Agreement and the Note Documents shall remain in full force and effect. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not effect a novation of the Existing Agreement or any Note Document. Each Note Party hereby ratifies and reaffirms each of the terms and conditions of the Existing Agreement, as amended hereby, and the Note Documents, as amended in connection herewith, to which it is a party and all of its obligations thereunder.
6.2    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Existing Agreement or any of the Note Documents.
6.3    References. Upon the effectiveness of this Amendment each reference in (i) the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (ii) any Note Document to “the Note Purchase Agreement,” or words of similar import shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Existing Agreement, as amended hereby.
7.    Incorporation of Note Purchase Agreement Provisions. The provisions contained in Section 10.14 (Applicable Law), Section 10.15 (Consent to Jurisdiction) and Section 10.16 (Waiver of Jury Trial) of the Appendix (Exhibit A) to the Existing Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
8.    Conflict. If there is an express conflict between the terms of this Amendment and the terms of the Existing Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control. If there is an express conflict between the terms of this Amendment and the terms of any other Note Document, the terms of this Amendment shall govern and control.
9.    Entire Agreement. The Existing Agreement, as amended by this Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
10.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
11.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
12.    Status as a Note Document. This Amendment constitutes a Note Document.
13.    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or to be taken into consideration in interpreting, this Amendment.
14.    Successors and Assigns. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
15.    Recitals. The Recitals constitute statements of the Company and Purchaser, and not statements of the Collateral Agent.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ISSUER: ONTRAK, INC.
By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	Interim Chief Executive Officer
GUARANTORS: LIFEDOJO INC.
By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	President
LD ACQUISITION HOLDINGS, INC.
By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	President
PURCHASER: ACUITAS CAPITAL LLC
By:	/s/ Terren S. Peizer
Name:	Terren S. Peizer
Title:	Chairman
COLLATERAL AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Fonda Hall
Name:	Fonda Hall
Title:	Vice President